UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2017

OPIANT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598-5410

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2017, Opiant Pharmaceuticals, Inc. (the “Company”) moved the location of its corporate headquarters from 401 Wilshire Boulevard, 12th Floor, Santa Monica, California 90401 to 201 Santa Monica Boulevard, Suite 500, Santa Monica, CA 90401 (the “New HQ”).

On May 29, 2017, the Company entered into that certain Sublease with Standish Management, LLC (“Sublessor”), as amended by that certain letter agreement dated August 1, 2017 (the “Sublease”), with respect to the New HQ. Upon entering into the Sublease, the Company intended the premises at the New HQ to be used and occupied only for secondary, general office purposes consistent with the Company’s business. The initial term of the Sublease commenced on August 1, 2017 and shall terminate on August 31, 2018 (the “Initial Term”), unless sooner terminated (i) upon termination of that certain Master Lease, dated June 24, 2016, by and between Sublessor and Douglas Emmett 2013, LLC, or (ii) upon an “Event of Default” (as defined below) upon written notice of such Event of Default to the Company. Following the Initial Term, the Sublease shall become month-to-month (the “Subsequent Term” and, together with the Initial Term, the “Term”) and may be terminated by either Sublessor or the Company upon at least 90 days’ prior written notice to the other party. The Company paid Sublessor $5,000 for rent for the month of August 2017. During the remainder of the Term of the Sublease, the Company shall pay Sublessor $9,000 for rent on the first day of each calendar month. The Company shall also pay to Sublessor, during the Term, certain operating and property taxes incurred.

The occurrence of one or more of the following events shall constitute an “Event of Default” as defined in the Sublease: (a) the failure by the Company to pay any rent or other sum when due thereunder, which failure continues for 10 days after notice by Sublessor that such rent or other sum was not received on the due date; or (b) any failure by the Company to perform any of the other provisions of the Sublease to be observed or performed by the Company where such failure continues for 30 days after notice by Sublessor, provided that if the nature of the failure is such that it cannot be reasonably cured within such 30-day period, so long as the Company has commenced efforts to cure within such 30-day period and is diligently prosecuting such efforts, the Company shall have such additional time as is reasonably required to cure the failure.

The foregoing description of the Sublease is qualified in its entirety by reference to the full text of the Sublease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Sublease, effective as of August 1, 2017, by and between Opiant Pharmaceuticals, Inc. and Standish Management, LLC, as amended by that certain letter agreement, dated as of August 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: September 5, 2017	By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal
Title: Chief Executive Officer